Exhibit 10.20

Level 14, 60 Martin Place
Sydney NSW 2000 Australia

T +61 2 8248 5800 | F +61 2 8248 5899

Loan Deed

between

Mawson Infrastructure Group Pty Ltd

ACN 636 458 912

(Borrower)

and

W Capital Advisors Pty Ltd as trustee for the W Capital Advisors Fund ABN 89 229 295 926

ACN 160 360 476

(Lender)

ADVICE | TRANSACTIONS | DISPUTES
Domestic & Cross Border

Table of contents

1	Definitions and interpretation		1
	1.1	Definitions	1
	1.2	Interpretation	3
2	Loans		4
3	Purpose		5
4	Interest		5
	4.1	Interest	5
	4.2	Calculation	5
	4.3	Capitalisation of interest	5
5	Repayment		5
6	Prepayment		5
7	Payments		6
	7.1	Payment manner	6
	7.2	Set-off Exclusion	6
	7.3	Tax indemnity	6
8	Conditions precedent		6
9	Representations		6
10	Positive undertakings		7
11	Negative pledge		7
12	Default		7
	12.1	Default events	7
	12.2	Default declaration	8
13	Default interest		8
14	Indemnity		8
15	Costs		9
16	Stamp duties		9
17	Assignment		9
18	Notices and other communications		10
	18.1	Service	10
	18.2	Effective on receipt	10
19	Governing law		10
20	General provision		10
	20.1	Continuing performance	10
	20.2	Waivers	10
	20.3	Remedies	11
	20.4	Severability	11
	20.5	Moratorium legislation	11
	20.6	Counterparts	11
	20.7	Electronic execution	11

THOMSON GEER	Loan Deed	Reference: JG:5102736 Legal/79760040_1

This deed is made on September 2022

between	Mawson Infrastructure Group pty Ltd ACN 636 458 912 of Level 5, 97 Pacific Highway, North Sydney NSW 2060 (Borrower)

and	W Advisers Pfy Limited ACN 160 360 476 as trustee for the W Capital Advisors Fund ABN 89 229 295 926 of Level 5, 151 Macquarie Street, Sydney NSW 2000 (Lender)

Recitals

A	The Lender at the request of the Borrower is willing to make secured loan advances to the Borrower upon and subject to the provisions of this deed.

B	This deed provides for a loan advances in aggregate not exceeding the Commitment to the Borrower for the Approved Purpose.

Now it is covenanted and agreed as follows:

1	Definitions and interpretation

1.1	Definitions

In this deed:

Approved Purpose means the ‘Approved Purpose’ set out in the Schedule of this deed;

Business Day means a day on which the banks are open for business in Sydney, New South Wales other than a Saturday, Sunday or public holiday in Sydney, New South Wales;

Collateral Security means any present or future agreement or document created in favour of the Lender by the Borrower by way of further assurance or intended to be primary or collateral security for payment of the Secured Money;

Commitment means the ‘Commitment’ set out in the Schedule of this deed, as reduced or cancelled under this deed;

Continuing Default at any time, means any Default Event that is continuing or subsisting or has not been rectified by the Borrower or waived by the Lender, or where the Borrower is not in full compliance with any provision of any waiver, as at that time;

Debt Arrangement in relation to any person, means any compromise, composition, moratorium, scheme of arrangement or reconstruction, merger, amalgamation, suspension of any payment or right, restriction on any right or enforcement of any right, property transfer for the benefit of creditors, management administration, voluntary administration, company arrangement or deed of company arrangement agreed or effected by or in connection with that person, or any creditor, asset, debt or other liability of that person;

Default Event means the occurrence, without the prior written consent of the Lender, of any default event specified in clause 12.1;

Default Interest Rate means the ‘Default Interest Rate’ set out in the Schedule of this deed;

Governmental Agency means any governmental, semi-governmental, administrative, fiscal, municipal, local, judicial or regulatory agency, department, instrumentality, body, utility, authority, commission, court or tribunal;

Interest Payment Date means the ‘Interest Payment Date’ set out in the Schedule of this deed;

THOMSON GEER	Loan Deed	Reference: JG:5102736 Legal/79760040_1

Interest Period means the ‘Interest Period’ set out in the Schedule of this deed;

Interest Rate means the ‘Interest Rate’ set out in the Schedule of this deed;

Legal Action means any legal action, application, proceeding, dispute or litigation initiated in or by any Governmental Agency, arbitration, mediation or dispute resolution process, whether actual, current, anticipated, threatened or potential;

Liquidation includes winding up, dissolution, bankruptcy, death, administration under any law relating to individual health or welfare, receivership, management or Debt Arrangement;

Loan means the provision of financial accommodation to the Borrower pursuant to this deed;

Permitted Security means:

(a)	any Collateral Security;

(b)	any Security Interest arising in favour of any Governmental Agency by operation of legislation, where there is no default in payment of any moneys or performance of any liability due to that Governmental Agency;

(c)	any possessory lien arising by operation of law in the ordinary course of business activity, where there is no default in payment of any moneys or performance of any liability due to the lien creditor;

(d)	a Security Interest provided for by one of the following transactions if the transaction does not secure the payment of moneys or performance of an obligation:

(i)	a transfer of an account or chattel paper;

(ii)	a commercial consignment; or

(iii)	a PPS lease,

as those terms are defined in the PPSA; or

(e)	any Security Interest which the Lender has been notified of on or prior to the date of this deed; and

(f)	any Security Interest which the Lender consents to in writing;

PPSA means:

(a)	the Personal Property Securities Act 2009 (Cth); and

(b)	the Personal Property Securities Regulations 2010 (Cth),

as amended, supplemented or affected by any other applicable legislation of the Commonwealth, or any State or Territory, of Australia;

Principal Outstanding means, at any time, the aggregate principal amount of any outstanding Loans (including any capitalised interest and fees);

Repayment Date means the ‘Repayment Date’ set out in the Schedule of this deed;

Secured Money means all money and amounts (in any currency) that the Borrower is or may become liable for at any time (presently, prospectively or contingently, whether alone or not and in any capacity) to pay to or for the account of the Lender under or in connection with the Security Agreements. It includes money and amounts:

(a)	in the nature of principal, interest, fees, charges, Taxes, duties or other imposts, liquidated or unliquidated damages (whether for breach of contract or tort or incurred on any other ground), losses, indemnities, guarantee obligations, costs or expenses;

THOMSON GEER	Loan Deed	Reference: JG:5102736 Legal/79760040_1

(b)	which are owed to or incurred for the account of the Lender directly or as a result of:

(i)	the assignment or transfer to the Lender of any debt or liability of the Borrower (whether by way of assignment, transfer or otherwise); or

(ii)	any other dealing with any such debt or liability; and/or

(c)	whether arising or contemplated:

(i)	before or after the date of any Security Agreement; or

(ii)	as a result of any assignment (with or without the Borrower’s consent) of any debt, liability or Security Agreement;

Security Agreement means:

(a)	this deed;

(b)	each Specified Security Agreement; and

(c)	any Collateral Security;

Security Interest means an interest or power:

(a)	reserved in or over any interest in any asset including, but not limited to, any retention of title; or

(b)	created or otherwise arising in or over any interest in any asset under a bill of sale, mortgage, charge (whether fixed or floating), hypothecation, lien, pledge, caveat, trust or power,

by way of, or having similar commercial effect to, security for the payment of a debt or any other monetary obligation or the performance of any other obligation and includes, but is not limited to, any agreement to grant or create any of the above. It also includes a security interest within the meaning of section 12 of the PPSA;

Security Property means the present and/or future assets of the Borrower which are subject to any Security Agreement conferring a security interest to or in favour of the Lender by way of security for the Secured Money;

Specified Security Agreement means each ’Specified Security Agreement’ set out in the Schedule of this deed; and

Tax means all forms of taxes, duties, imposts, charges, withholdings, rates, levies or other governmental impositions of whatever nature and by whatever authority imposed, assessed or charged together with all costs, charges, interest, penalties, fines, expenses and other additional statutory charges, incidental or related to the imposition.

1.2	Interpretation

In this deed, unless the context otherwise requires:

(a)	a reference to:

(i)	one gender includes the others;

(ii)	the singular includes the plural and the plural includes the singular;

(iii)	a recital, clause, schedule or annexure is a reference to a clause of or recital, schedule or annexure to this deed and references to this deed include any recital, schedule or annexure;

(iv)	any contract (including this deed) or other instrument includes any variation or replacement of it and as it may be assigned or novated;

THOMSON GEER	Loan Deed	Reference: JG:5102736 Legal/79760040_1

(v)	a statute, ordinance, code or other law includes subordinate legislation (including regulations) and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

(vi)	a person or entity includes an individual, a firm, a body corporate, a trust, an unincorporated association or an authority;

(vii)	a person includes their legal personal representatives (including executors), administrators, successors, substitutes (including by way of novation) and permitted assigns;

(viii)	a group of persons is a reference to any two (2) or more of them taken together and to each of them individually;

(ix)	an entity which has been reconstituted or merged means the body as reconstituted or merged, and to an entity which has ceased to exist where its functions have been substantially taken over by another body, means that other body;

(x)	time is a reference to legal time in Sydney, New South Wales;

(xi)	a reference to a day or a month means a calendar day or calendar month;

(xii)	money (including ’$’, ‘AUD’ or ‘dollars’) is to Australian currency;

(b)	unless expressly stated, no party enters into this deed as agent for any other person (or otherwise on their behalf or for their benefit);

(c)	the meaning of any general language is not restricted by any accompanying example, and the words ‘includes’, ‘including’, ’such as’, ‘for example’ or similar words are not words of limitation;

(d)	the words ‘costs’ and ‘expenses’ include reasonable charges, expenses and legal costs on a full indemnity basis;

(e)	headings and the table of contents are for convenience only and do not form part of this deed or affect its interpretation;

(f)	if a period of time is specified and dates from a given day or the day of an act or event, it is to be calculated exclusive of that day;

(g)	the time between two (2) days, acts or events includes the day of occurrence or performance of the second but not the first day act or event;

(h)	if the last day for doing an act is not a Business Day, the act must be done instead on the next Business Day;

(i)	where there are two (2) or more persons in a party each are bound jointly and severally;

(j)	a reference to any thing (including any right) includes a part of that thing but nothing in this clause 1.2(j) implies that performance of part of an obligation constitutes performance of the obligation; and

(k)	a provision of this deed must not be construed to the disadvantage of a party merely because that party was responsible for the preparation of this deed or the inclusion of the provision in this deed.

2	Loans

The Lender agrees to provide Loans to the Borrower for an aggregate principal amount not exceeding the Commitment when requested in writing:

(a)	(conditions): upon and subject to the provisions of this deed;

THOMSON GEER	Loan Deed	Reference: JG:5102736 Legal/79760040_1

(b)	(representations): in reliance upon the representations made in clause 9; and

(c)	(security): in reliance upon the Security Agreements.

3	Purpose

The Borrower must apply the proceeds of the Loans solely for the Approved Purpose.

4	Interest

4.1	Interest

The Borrower must pay interest in arrears on the Principal Outstanding for each Loan at the Interest Rate.

4.2	Calculation

In respect of each Loan, interest:

(a)	accrues from day to day on and from the date the Loan is provided by the Lender to the Borrower for the actual number of days elapsed and shall be computed on a daily basis and a year of 365 days; and

(b)	unless capitalised in accordance with clause 4.3, is payable in arrears to the Lender:

(i)	on each Interest Payment Date;

(ii)	if a repayment or prepayment is made on a date other than an Interest Payment Date, on that repayment or prepayment date; and

(iii)	the Repayment Date.

4.3	Capitalisation of interest

(a)	The Borrower may capitalise accrued interest payable on any Principal Outstanding under clause 4.2 (each such amount, a Capitalised Amount) if the Lender is satisfied that there is no Continuing Default and no Default Event would result from the capitalisation of the Capitalised Amount.

(b)	The Lender and the Borrower agree that each Capitalised Amount will be taken to be added to the amount of the Principal Outstanding as of the relevant date for all purposes under this deed (including for the calculation of interest from that date).

5	Repayment

On the Repayment Date, the Borrower must pay the Principal Outstanding, accrued interest and fees and all other Secured Money in full to the Lender.

6	Prepayment

(a)	(Prepayment notice): The Borrower may prepay all or any part of the Principal Outstanding, following prior notice to the Lender.

(b)	(Revolving credit): An amount prepaid under this clause 6, may be redrawn under this deed.

THOMSON GEER	Loan Deed	Reference: JG:5102736 Legal/79760040_1

7	Payments

7.1	Payment manner

The Borrower shall make any payment to the Lender required under this deed in dollars, or any other currency if expressly specified in this deed, on the due date for payment by bank cheque or in other immediately available funds to the account or place notified at any time by the Lender to the Borrower.

7.2	Set-off Exclusion

The Borrower shall make any payment required under this deed without any set-off, whether on account of Taxes or otherwise, except for any Tax deduction or withholding compelled by law.

7.3	Tax indemnity

The Borrower shall indemnify the Lender upon demand for any Tax deduction required or made from any payment due under this deed.

8	Conditions precedent

The right of the Borrower to request a Loan, and any liability of the Lender under this deed to provide the Loan, is subject to the condition precedent that the Lender has received, in a form and substance satisfactory to the Lender, each item specified in this provision:

(a)	(security documents): a duly executed counterpart copy of each Security Agreement;

(b)	(fees, costs and expenses): payment of all fees, costs and expenses due to the Lender under any Security Agreement; and

(c)	(default events): no Continuing Default at that date and no Default Event will result from or occur at the time of the advance of the Loan.

9	Representations

The Borrower represents to the Lender that at any time during the continuance of this deed:

(a)	(corporate status): it is a corporation duly incorporated and validly existing under the law of the country or jurisdiction of its incorporation or registration;

(b)	(corporate powers): it has full corporate power to own its assets and create and perform any liability under, and perform any business activity as contemplated by, any Security Agreement;

(c)	(corporate consents): it has procured any corporate consent for the execution and performance of each Security Agreement in compliance with its constitution documents;

(d)	(document validity): each Security Agreement has been executed in compliance with its constitution documents and constitutes an unconditional, valid and enforceable legal liability of the Borrower in compliance with its provisions;

(e)	(beneficial ownership): it holds the full, absolute and entire legal and beneficial right, title and interest in all its assets and the Security Property, except where it is trustee of any trust which has been expressly disclosed in the provisions of any Security Agreement or by written notice to the Lender prior to its execution by the Borrower; and

THOMSON GEER	Loan Deed	Reference: JG:5102736 Legal/79760040_1

(f)	(security interest): it holds all its assets and the Security Property free and clear of any mortgage, charge or other security interest, whether ranking in priority to, equally with or subsequent to any Security Agreement, or any other adverse right or interest of any third party, except:

(i)	any Permitted Security; or

(ii)	as notified to the Lender prior to execution of that Security Agreement.

10	Positive undertakings

The Borrower shall at any time during the continuance of this deed:

(a)	(corporate existence): perform any action necessary to maintain its corporate existence in good standing;

(b)	(business practice): perform any business activity in a proper and efficient manner;

(c)	(lender notification): promptly notify the Lender upon a receipt of actual notice of:

(i)	any Default Event;

(ii)	any Legal Action in it is engaged involving a claim; and

(iii)	any fact, or series of facts, which may affect the ability of the Borrower to perform its liability under any Security Agreement or materially affect or change the financial condition of the Borrower or the value of the Security Property; and

(d)	(assistance): for any purpose relating to any Security Agreement, perform any action within its power and control to provide any necessary document, information and assistance to the Lender.

11	Negative pledge

The Borrower shall not at any time during the continuance of this deed, without the prior written consent of the Lender, create any mortgage, charge or other security interest affecting or relating to any of its assets, whether ranking in priority to, pari passu with or subsequent to any Security Agreement, except for any Permitted Security.

12	Default

12.1	Default events

Specified default events for the purposes of this deed shall comprise:

(a)	(payment default): failure by the Borrower to pay any moneys on the due date and in the manner and currency specified in any Security Agreement, within three (3) Business Days following demand by the Lender requiring payment;

(b)	(performance default): failure by the Borrower to perform any liability under any Security Agreement, excluding payment default, and, in relation to any rectifiable failure in the decision of the Lender, within ten (10) Business Days following notice by the Lender requiring rectification;

(c)	(misrepresentation): non-compliance by the Borrower with or the fact of inaccuracy of any representation made or deemed to be made or repeated by it in any Security Agreement, or in any document delivered to the Lender under or in connection with any Security Agreement, and where the circumstances giving rise to the non-compliance or inaccuracy are capable of being rectified such that the representation would be complied with or accurate if made again, those circumstances are not rectified within ten (10) Business Days following notice by the Lender requiring rectification;

THOMSON GEER	Loan Deed	Reference: JG:5102736 Legal/79760040_1

(d)	(security enforcement): the enforceability of any mortgage, charge or other security interest over any asset of the Borrower, or any guarantee or guarantee and indemnity given by the Borrower, securing payment for any amount subsequent to the occurrence of any breach of or default under that security interest or guarantee or guarantee and indemnity;

(e)	(receivership): the appointment of any receiver over, or possession taken by any secured party under any mortgage, charge or other security interest of, any asset of the Borrower;

(f)	(insolvency): cessation of payment generally by the Borrower or the inability of the Borrower to pay all its debts as and when they become due and payable;

(g)	(administration): the appointment of any administrator to the Borrower;

(h)	(liquidation): any Legal Action, not being in the decision of the Lender a disputed action, being commenced in any court of competent jurisdiction, judicial order made or resolution passed for the Liquidation, winding up or bankruptcy of the Borrower; and

(i)	(debt arrangement): the creation by the Borrower of any Debt Arrangement with its creditors generally or any class of creditors.

12.2	Default declaration

The Lender may at any time during any Continuing Default:

(a)	(debt acceleration): declare the Secured Money to be immediately due and payable, and the Secured Money then becomes immediately due and payable; and/or

(b)	(commitment cancellation): cancel the Commitment and terminate any liability of the Lender under this deed; and/or

(c)	(security enforcement): enforce any Security Agreement.

13	Default interest

(a)	(Interest liability): The Borrower shall pay to the Lender upon demand by the Lender at any time interest (Default Interest) on any amount payable by the Borrower to the Lender under this deed, including interest payable under this clause 13, which is unpaid.

(b)	(Accrual): Default Interest shall accrue from day to day from and including the due date for payment down to the date of actual payment calculated on the basis of a year of 365 days.

(c)	(Separate liability): The liability of the Borrower for Default Interest shall constitute a liability of the Borrower separate and independent from any other liability under this deed, both before and after judgment.

(d)	(Rate): Default interest shall be payable at the Default Interest Rate.

14	Indemnity

The Borrower shall at any time indemnify the Lender upon demand against any loss, cost, charge, expense, disbursement, fee, commission, tax, duty or other payment incurred by the Lender resulting directly or indirectly from any default in payment of any amount due by the Borrower under any Security Agreement, including any principal, interest or cost, or any other Default Event.

THOMSON GEER	Loan Deed	Reference: JG:5102736 Legal/79760040_1

15	Costs

The Borrower shall indemnify the Lender upon demand against any cost, charge, expense, disbursement, fee, commission, tax, duty or other payment incurred by the Lender at any time in connection with:

(a)	(secured money): the Secured Money or any Security Agreement;

(b)	(security agreements): the preparation, negotiation, execution, performance or termination of, any amendment to or any consent, claim, demand or waiver given or made under, any Security Agreement;

(c)	(rectification): any rectification of any breach or default by the Borrower of or under any Security Agreement;

(d)	(security rights): any exercise or enforcement of any right conferred on the Lender under any Security Agreement or by law;

(e)	(security protection): any protection of any Security Agreement and/or any Security Property or legal right, title or interest of the Borrower or the Lender;

(f)	(agents): the engagement of any agent under any provision of any Security Agreement or in relation to any matter of concern to the Lender in connection with any Security Agreement or the Security Property.

16	Stamp duties

The Borrower shall promptly within the initial applicable period prescribed by law and in any event indemnify the Lender upon demand in relation to any stamp or other duty payable in connection with:

(a)	(security agreements): the execution, performance, variation, exercise or enforcement of any Security Agreement, or any right of the Lender under any Security Agreement;

(b)	(credit increases): the extension of further, additional or increased loan or other credit accommodation by the Lender to the Borrower at any time under or secured by, or agreement by the Borrower and the Lender to increase the amount secured by, any Security Agreement; or

(c)	(payments): the receipt or payment of any moneys under any Security Agreement, or under any transaction contemplated by any Security Agreement, including moneys paid by the Lender by way of refund to any third party.

17	Assignment

The Borrower may not transfer any right or liability under any Security Agreement, without the prior written consent of the Lender.

THOMSON GEER	Loan Deed	Reference: JG:5102736 Legal/79760040_1

18	Notices and other communications

18.1	Service

A notice, request, demand, approval, consent or other communication (“Notice”) given by a party in connection with a Security Agreement must be:

(a)	in writing, in English and signed by the party or, where transmitted by e-mail, sent by an authorised officer of the party;

(b)	directed to the recipient’s address for notices (as last notified by the recipient to the sender); and

(c)	hand delivered or sent by prepaid post (airmail if posted to or from outside Australia) or transmitted by e-mail to that address.

18.2	Effective on receipt

A Notice given in accordance with clause 18.1 takes effect when received (or at a later time specified in it), and is taken to be received:

(a)	if hand delivered, on delivery;

(b)	if sent by prepaid post, either:

(i)	on the day on which the relevant postal service estimates delivery will occur; or

(ii)	on the first day of the period during which the relevant postal service estimates delivery will occur,

based on the most recent estimate published by the relevant postal service as at the date on which the Notice is sent; and

(c)	if transmitted by e-mail, on transmission,

but if the delivery, receipt or transmission is not received on (or is received after 5:00 pm on) a Business Day, the Notice is taken to be received at 9:00 am on the next Business Day.

19	Governing law

This deed shall be governed by and construed under the law in the State of New South Wales.

20	General provision

20.1	Continuing performance

(a)	(Representation): Any representation in this deed shall survive the execution of and advance of credit under any Security Agreement and shall continue until final termination of that Security Agreement by the Lender.

(b)	(Indemnity): Any indemnity agreed by the Borrower under this deed shall:

(i)	constitute a liability of the Borrower separate and independent from any other liability under any other agreement;

(ii)	survive the payment of the Secured Money or the termination of any Security Agreement; and

(iii)	continue until final termination of all Security Agreements by the Lender.

20.2	Waivers

Any failure or delay by the Lender to exercise any right under this deed or any other Security Agreement shall not operate as a waiver and the single or partial exercise of any right by the Lender shall not preclude any other or further exercise of that or any other right by the Lender.

THOMSON GEER	Loan Deed	Reference: JG:5102736 Legal/79760040_1

20.3	Remedies

The rights of the Lender under this deed are cumulative and not exclusive of any rights provided by law.

20.4	Severability

Any provision of this deed which is invalid in any jurisdiction shall be invalid in that jurisdiction to that extent, without invalidating or affecting the remaining provisions of this deed or the validity of that provision in any other jurisdiction.

20.5	Moratorium legislation

The provisions of legislation at any time operating directly or indirectly to lessen or otherwise vary or affect in favour of the Borrower any liability under this deed or delay or otherwise prevent or have a prejudicial effect on the exercise by the Lender of any right are negatived and excluded from this deed, to the fullest extent permitted by law.

20.6	Counterparts

This deed may be executed in any number of counterparts, all of which taken together shall be deemed to constitute one and the same document.

20.7	Electronic execution

A party may sign electronically a soft copy of this deed through DocuSign (or any other platform approved by the Lender), and bind itself accordingly. This will satisfy any statutory or other requirements for this deed to be in writing and signed by that party. The parties intend that:

(a)	any soft copy so signed will constitute an executed original counterpart, and any print-out of the copy with the relevant signatures appearing will also constitute an executed original counterpart; and

(b)	each signatory confirms that their signature appearing in this deed, including any such print-out (irrespective of which party printed it), is their personal signature authenticating it.

THOMSON GEER	Loan Deed	Reference: JG:5102736 Legal/79760040_1

Schedule

LOAN TERMS

Commitment	A$3,000,000.00

Approved Purpose	General working capital purposes.

Interest Rate	12.00% per annum.

Interest Period	In relation to any Loan:

(a) in respect of the initial Interest Period, a period commencing on the date that the Loan is made and ending on the date that is one (1) month after that date; and

(b) in respect of each subsequent Interest Period, a period commencing on the day after the last day of the previous Interest Period and ending on the date that is one (1) month after that date,

and an Interest Period will end on the Repayment Date if that Interest Period would otherwise end subsequent to that date.

Interest Payment Date	The last day of each Interest Period.

Default Interest Rate	20.00% per annum.

Repayment Date	The date that is six (6) months after the date the first Loan is provided by the Lender to the Borrower in accordance with this deed.

Specified Security Agreements	The document entitled “General Security Agreement” dated on or about the date of this deed between the Borrower and the Lender.

THOMSON GEER	Loan Deed	Reference: JG:5102736 Legal/79760040_1

Executed as a deed

BORROWER:

Executed as a deed by Mawson

Infrastructure Group Pty Ltd ACN 636 458 912

in accordance with section 127 of the

Corporations Act 2001 (Cth):

/s/ James Manning	/s/ Michael Hughes
Director	*Director/*Company Secretary

JAMES MANNING	MICHAEL HUGHES
Name of Director	Name of *Director/*Company Secretary
BLOCK LETTERS	BLOCK LETTERS
*please strike out as appropriate

LENDER:

Executed as a deed by W Advisers Pty

Limited ACN 160 360 476 as trustee for the

W Capital Advisors Fund ABN 89 229 295

926 in accordance with section 127 of the

Corporations Act 2001 (Cth):

Sole Director

Darron Wolter

Name of Sole Director

THOMSON GEER	Loan Deed	Reference: JG:5102736 Legal/79760040_1